Exhibit 99.1

News Release

For information contact:

Lisa Schultz

Chief Communications Officer

CNL Financial Group

(407) 650-1223

CNL HEALTHCARE TRUST INVESTS MORE THAN $40 MILLION IN

SENIOR HOUSING PROJECTS

— Assets in Florida and Iowa to expand company portfolio —

(ORLANDO, Fla.) Sept. 5, 2012 —CNL Healthcare Trust, Inc., a real estate investment offering focused on senior housing and healthcare real estate, has agreed to invest in a $21.6 million assisted living and memory care development project in Florida, and acquired three senior housing communities in Iowa totaling approximately $18.8 million.

“These four properties are an excellent fit for CNL Healthcare Trust’s expanding senior housing portfolio,” said Stephen H. Mauldin, president and CEO of CNL Healthcare Trust. “We continue to be compelled by strong fundamentals as demand outpaces supply for quality senior housing and other healthcare facilities. These latest investments further diversify our portfolio in terms of geography, operator and type of facility.”

CNL Healthcare Trust will own 100 percent of HarborChase of Villages Crossing, a $21.6 million to-be-built assisted living and memory care community in Lady Lake, Fla. Upon completion, the project will consist of a two-story building containing 96 units and totaling approximately 91,000 square feet. The property is immediately adjacent to The Villages, the largest retirement community in the country and one of the fastest growing small urban markets in the U.S., and across from The Villages Regional Medical Center.

Harbor Retirement Associates (HRA) will serve as the developer of the project and provide management services under a long-term contract upon completion. HRA, with extensive experience in development and construction management, has developed and refurbished or renovated more than 1,400 senior housing units across the country. HRA currently manages 1,411 units found in 17 senior housing communities.

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“We are thrilled to partner with CNL Healthcare Trust in this project,” said Tim Smick, president and CEO of Harbor Retirement Associates. “The national success and impressive growth rate of The Villages next door will serve as inspiration for our staff as we strive to build a community that provides excellent healthcare and a high quality of life.”

CNL Healthcare Trust also acquired a 75 percent interest in three Windsor Manor senior housing communities in Iowa through a joint venture agreement with GCI Development, LLC, and entered into a long-term management agreement with Provision Living, LLC to operate those facilities. Windsor Manor of Vinton is a 36-unit assisted living and memory care center located in Vinton, Iowa; Windsor Manor of Webster City is a 46-unit assisted living and memory care facility located in Webster City, Iowa; and Windsor Manor of Nevada is a 40-unit assisted living and memory care community located in Nevada, Iowa.

“Windsor Manor is dedicated to meeting the needs of seniors in a safe environment that allows them to explore and enjoy life,” said Todd Spittal, Co-Founder of Provision Living. “We are excited to partner with CNL Healthcare Trust as we continue our mission to create radiant senior living communities where people are loved, inspired and thrive.” Provision Living currently manages 1,250 units in 18 communities throughout the Midwest and Southeast.

Since the launch of CNL Healthcare Trust in the summer of 2011, the fund has acquired interests in senior housing assets valued at more than $350 million. In June 2012, the company entered into a joint venture with Sunrise Senior Living to acquire seven senior housing communities for approximately $226 million.

“While still in its early stages, CNL Healthcare Trust continues to thrive on the investment potential in the senior housing and healthcare real estate sectors,” Mauldin said. “We are partnering with strong, experienced operators in regions where demand for needs-based senior housing is forecasted to be strong now and in the coming years.”

Financial advisors can contact the managing dealer of the REIT, CNL Securities, member FINRA/SIPC, at (866) 650-0650 (www.CNLSecurities.com).

About CNL Healthcare Trust

CNL Healthcare Trust, Inc. is an investment offering that will seek to acquire properties in the senior housing and healthcare sectors, although it may also acquire other income-producing properties. The company intends to qualify as a non-traded real estate investment trust. CNL Financial Group, LLC is the sponsor of CNL Healthcare Trust. For more information, visit www.CNLHealthcareTrust.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $26 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit www.cnl.com.

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Statement Regarding Forward Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements, including but not limited to, the factors detailed in our prospectus dated March 12, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; availability of proceeds from our offering of our shares; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the impact of regulations requiring periodic valuation of the Company on a per share basis; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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